SUBSIDIARIES
                                       of
                          WORLD ACCEPTANCE CORPORATION

                                                       Jurisdiction of Incorporation
                Corporate Name                                or Organization
-------------------------------------------------      -----------------------------
World Acceptance Corporation                           South Carolina

World Finance Corporation of South Carolina, Inc.      South Carolina

World Finance Corporation of Georgia                   Georgia

World Finance Corporation of Texas                     Texas

World Acceptance Corporation of Oklahoma, Inc.         Oklahoma

World Finance Corporation of Louisiana                 Louisiana

World Acceptance Corporation of Missouri               Missouri

World Finance Corporation of Tennessee                 Tennessee

World Acceptance Corporation of Alabama                Alabama

WAC Insurance Company, Ltd.                            Turks & Caicos Islands

WFC Limited Partnership                                Texas, but not Inc.

WFC of South Carolina, Inc.                            South Carolina

World Finance Corporation of Illinois                  Illinois

World Finance Corporation of New Mexico                New Mexico